Corrected Transcript

11-Feb-2020

LCI Industries, Inc. (LCII)

Q4 2019 Earnings Call

Total Pages: 19
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020

CORPORATE PARTICIPANTS

Victoria Sivrais      Brian Michael Hall
Partner, Clermont Partners, LLC     Chief Financial Officer, LCI Industries, Inc.

Jason Douglas Lippert
Chief Executive Officer & Director, LCI Industries, Inc.

...

OTHER PARTICIPANTS

Brian Biros       Brandon Rolle
Analyst, Thompson Research Group LLC    Analyst, Northcoast Research Partners LLC

Daniel J. Moore      Alice Linn Wycklendt
Analyst, CJS Securities, Inc.     Analyst, Robert W. Baird & Co., Inc.

Scott L. Stember      Steve M. O'Hara
Analyst, C.L. King & Associates, Inc.    Analyst, Sidoti & Co. LLC

Bret Jordan
Analyst, Jefferies LLC

...

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen, thank you for standing by and welcome to the Q4 2019 LCI Industries Earnings Conference Call. At this time, all participants are in listen-only mode. After the speakers' presentation, there'll be a question-and-answer session. [Operator Instructions]

I would now like to hand your conference over to your speaker today, Victoria Sivrais with Clermont Partners.

Please go ahead.

...

2
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Victoria Sivrais

Partner, Clermont Partners, LLC

Good morning, everyone, and welcome to LCI Industries' fourth quarter and year-end 2019 conference call. I am joined on the call today by members of LCI's management team, including Jason Lippert, CEO and Director; and Brian Hall, CFO. Management will be discussing their results in just a moment. But, first, I would like to inform you that certain statements made in today's conference call regarding LCI Industries and its operations may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties.

As a result, the company cautions you that there are a number of factors, many of which are beyond the company's control which would cause actual results and events to differ materially from those described in the forward-looking statements. These factors are discussed in the company's earnings release and in its Form 10-Q and its other filings with the SEC. The company disclaims any obligations or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made except as required by law.

With that, I would like to turn the call over to Jason Lippert. Jason?

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

Good morning, everyone, and welcome to LCI's full-year and fourth quarter 2019 earnings call. In 2019, our team made tremendous progress in advancing our diversification strategy. We announced eight strategic acquisitions, two of which were the largest in the company's history. We further expanded our product portfolio, continued to execute on innovation, and executed key operational initiatives aimed at supporting long-term margin expansion. As a result, we once again outperformed our core RV OEM markets which experienced increased volatility due to choppy retail demand and inventory rebalancing. We ended 2019 strong as we saw return to sales growth in the fourth quarter, increasing 5% to $564 million while the broader industry experienced a decline of 8%.

Turning to the year, revenues reached $2.4 billion in 2019, which given that the industry RV shipments were down 16% in 2019, underscores how critical our strategy has been in supporting the long-term success of LCI. Our ability to increase our operating profit slightly in 2019 over 2018, even with the double-digit drop in demand in our core market, again is a great testament to the strength of our leadership team and effectiveness of our long-term strategy.

While our RV OEM revenue declined for the year, we mitigated the impact with substantial growth across our aftermarket, adjacent and international segments. In 2019, North American RV OEM sales represented 58% of our total revenues, down almost 6% from the prior year. We expect further expansion in our aftermarket, adjacent and international markets in 2020 as we focus on integrating our latest acquisitions into the business and capturing the related synergies as well continuing to identify new organic growth opportunities. Pro forma net sales for 2019 adjusted to include full-year

3
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
results for businesses acquired reflect North American RV OEM net sales will be less than 50% of consolidated net sales. Our content per towable RV for the full-year increased 5% year-over-year to $3,618 while we saw a slight decline in content per motorhome which decreased 5% year-over-year to $2,364.

For comparative purposes, excluding Furrion, content per towable RV in the full-year 2019 was $3,346 and content per motorhome was $2,287. The growth we saw in towable RVs can be attributed to market share gains and innovation. We are also starting to see a reversal of the larger de-contenting trend we have witnessed over the last several quarters. Our focus on creating value-added, highly engineered product solutions that are as functional as they are innovative has helped us gain market share and drive more content increases over the long-term. With the inventory issues of 2019 largely behind us and consumer sentiment trending positively, we remain optimistic that the RV retail environment is better positioned heading into the first half of 2020. Early results from recent shows have been better than expected with almost all OEMs reporting solid traffic and show sales. We expect wholesale stats to continue to improve over the coming quarter.

Despite 2019 headwinds, we remain encouraged by the long-term outlook for the RV industry. The RV lifestyle continues to increase in popularity among younger demographics and with higher quality and more innovative, technologically advanced products introduced to the market each year, we believe there are promising growth opportunities for both LCI and the broader RV industry.

We feel very confident we will reach our goal of reducing RV OEM revenue contribution to 40% of total revenues by 2022. We've been strategic in our efforts to diversify the business which has proven essential to offsetting volatility and outperforming the broader RV OEM market.

Increasing growth in our adjacent markets remain an essential part of the strategy. And in 2019, we delivered solid results, increasing our revenue by 7% over the prior year. Our growth was driven by LCI's increasingly broad product portfolio available to the marine OEMs, cargo trailers, and other adjacent markets. In 2020, we expect continued marine growth, primarily through the acquisitions of the PWR-ARM brand of electric biminis as well as SureShade high-end awnings for the larger boat categories.

The electric bimini acquisition added cutting-edge technology to our marine product portfolio that already includes some of the marine industry's most sophisticated and innovative sunshade systems. We're striving to be the predominant player in the US and Europe for marine shade solutions as we are a proven leader and innovator in the space. While the marine industry experienced some softness in the summer of 2019, it was largely concentrated in the pontoon area and has since stabilized.

More importantly, initial feedback from boat shows in January supports growth for the upcoming retail selling season. With our expanded capabilities, we believe there are powerful opportunities to add meaningful content to our marine businesses and strengthen our presence in this attractive leisure market.

Cargo trailer and open utility components like our axles and suspension systems have also been an area of significant growth in recent quarters. In addition to marine and cargo, we are continuing to work towards expanding our presence in all adjacent markets by adding content in a wide range of industries, including equestrian trailers, trains, residential, buses and other specialty vehicles.

4
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Our aftermarket segment saw a significant growth this year, increasing its total sales by 20% compared to the prior year. In December, we closed our largest acquisition to-date, the CURT Group, which effectively doubled the size of our 2019 aftermarket revenues. As a reminder, CURT is the leader in the automotive and trailering aftermarket business with a staple of leading towing and truck accessory brands, including CURT, ARIES, LUVERNE, RETRAC, and UWS.

CURT's innovation and R&D capabilities are revolutionary, with the company recently launching many new products in 2019, including ShockDrop, RockerBall, BetterWeigh, and Echo product lines. BetterWeigh is the first-of-its-kind patented technology introduced in 2019 that tells the consumer the weight of the payload he or she is towing behind the vehicle, enabling the consumer to know how much weight is on the vehicle hitch and how much weight is being towed behind the vehicle. We believe that this product will be revolutionary for towing safety as there isn't a good way for a consumer to know the weight of what they are towing without going to a weigh station.

Another towing industry first is the Echo, a first-ever wireless and patented brake controller that we believe is transforming the brake controller universe of products. Both products have already demonstrated strong sales momentum and the capability to integrate into LCI's strong RV aftermarket networks. The integration of CURT is progressing as planned and will continue to be a big focus over the next few quarters.

We've identified more cost synergies than originally estimated, which we are eager to take advantage of in 2020. Further, we expect to realize cross-selling synergies through new distribution channels, expanded dealer and customer networks and our current product offerings. We've talked for years about adding a cargo management, hitch and towing business and we are excited to have been able to integrate what we believe to be the best brand and leadership team in the industry led by Rock Lambert.

We also saw tremendous growth in our international businesses this year with sales rising 40% year-over-year to $145 million. We recently announced the acquisition of Polyplastic Group, a leading manufacturer of acrylic window products for the European caravan industry. Led by Jan Peter Veeneman and his team, Polyplastic is a great supplier and innovator in the RV space in Europe with many new innovations that will allow us to explore other industries as well.

Polyplastic, which comes into the fold with our other 2019 European acquisitions of Lewmar Marine, Lavet, Femto and Ciesse, now gives us great brands, leadership and innovation to help us grow in the European caravan, rail and marine industries. A combination of these businesses' rich innovation histories and loyal customer bases bring the ability to leverage these solid leadership teams and collaborate on the bigger European picture.

We believe the broader European market continues to display signs of growth and we are focused on integrating these acquisitions into our existing businesses, realizing synergies, identifying new efficiencies and broadening our sales impact and reach. We are confident our growing presence in Europe will deliver promising results in the future.

Innovation remains core to everything we do at LCI. Technology is becoming increasingly important to all our customers and, in particular, in RV. We believe that this focus is a key competitive advantage

5
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
for LCI. Our OneControl technology has the capability to provide OEMs with an easy and affordable way to add needed technology and controls to the RVs and has been incredibly well-received today. We now have a run rate of 100,000 systems annually with the likelihood of adding to this number in a significant way in 2020 given all new functionality we are bringing to the system.

The RV industry continues also to show signs that it is progressively shifting away from the manually-driven products like jacks and moving toward electrically-driven products like our electric jacks and electric and hydraulic leveling systems. In addition, we've seen great progress in our new SolidStep and believe that we can deliver powerful growth here as well.

While innovation helps bring us new customers and added market share, it also helps us maintain our customers over the long-term while enhancing the overall consumer experience around the RV. As we add additional teams to our organization through acquisition, we are excited to collaborate to bring together best-in-class R&D expertise to identify new areas of growth and expand the quality and reach of our product portfolio.

How much of what I talked about today has been centered around driving sales growth and we understand doing so profitably is critical to delivering value to all of our stakeholders. As such, we remain committed to our operational excellence initiatives throughout the organization to drive margin expansion and enable agility of the business to react quickly to varying market conditions.

In late 2018, we moved quickly to adjust our footprint and expedited continuous improvement projects as we saw a slower production environment materializing. As a result, we captured meaningful savings that supported strong margin improvement over 2019. While that expansion moderated in the fourth quarter, we have maintained our team's continuous improvement plans from new automation projects as well as optimizing labor and material costs.

We will continue to challenge our organization to identify and implement cost optimization activities and identify further efficiencies to drive margin improvement in 2020 just as we did in 2019. As you know, we are aggressive in executing our acquisition strategy in 2019, completing eight acquisitions by the first week of January 2020.

While we continue to integrate these great new companies into the LCI family, we will also be looking for new opportunities, but are doing so diligently to ensure that with our stringent, financial, and operational criteria, including strong product lines, great leadership teams, innovative products, and attractive geographical or new market opportunities. In the meantime, we are focused on successfully integrating the acquisitions in capturing synergies for those that we have already announced.

In conclusion, we made tremendous strides in the business in 2019. The LCI team was able to execute our strategies, deliver ongoing product expansion and innovation, and enhance our operations. Our management team believes that one of our greatest achievements has been our intentionality around evolving our culture and strengthening it. We believe it is a unique competitive advantage to have team members that are engaged and fired up to come to work every single day.

In 2019, we launched the Lippert Academy for Leadership and interest has been so strong, we have over 20 companies we are working with now, several of which are customers. The program is designed to share our best practices around our learnings in how to create a great culture and

6
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
leadership development programs at work. It is the unique competitive advantage to be able to engage and add value to our customers in a very nontraditional way. As a part of our engagement initiatives, our team members successfully completed more than 120,000 hours of volunteer service in our communities. We have found that one of the byproducts of our strong culture and community service initiative is that our retention increases. Today, our company attrition rate is at an all-time low and now significantly below the industry average. I want to thank all of our LCI team members for all their hard work this year in helping to drive the company forward and outperform a tough industry environment in 2019.

And I'll now turn to Brian Hall, our CFO, to discuss in more detail our full-year and fourth quarter financial results.

...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

Thanks, Jason, and good morning, everyone. Our consolidated net sales for the fourth quarter increased 5% to $564 million compared to the prior year. The increase in revenues reflected the impact of recent acquisitions as well as continued organic growth in the company's adjacent OEM, aftermarket, and international markets, partially offset by a decrease in RV wholesale shipments. Q4 2019 sales to RV OEMs declined roughly 1% compared to the prior year as dealers completed the final stages of inventory reductions while aftermarket segment sales grew 35% and sales to adjacent industries grew 8%. Acquired revenues were approximately $35 million for the quarter, primarily impacting adjacent OEM and aftermarket sales. During the quarter, we expanded operating margins by roughly 120 basis points from the prior-year period, driven by many of the continuous improvement initiatives we've discussed on previous calls in addition to some material cost decreases.

We successfully grew operating margins despite approximately $2 million or $0.08 per diluted share of transaction-related costs incurred during the quarter. We'd also like to note that our new beam processing facility is set to begin operations during the second quarter of 2020, which we are excited about as it's the largest automation project we've undertaken to-date and is expected to significantly improve both product quality and further enable the safety of our team members.

Q4 2019 diluted earnings per share totaled $1.14 compared to $0.80 per share in Q4 2018. This improvement in profitability was primarily driven by the improvements in operating margin previously mentioned as well as the reduction in the effective tax rate for the quarter due to discrete return to provision adjustments and the excess tax benefit on equity. The impact of these discrete items increased diluted earnings per share by $0.05 during the quarter.

Moving on to full-year 2019 results, sales to RV OEMs declined 12%, again driven by lower RV industry production as dealers worked to rebalance their inventory throughout the year. We estimate that over 40,000 units were removed from the dealer system during 2019. As an additional data point, the estimated 450,000 units retailed during 2019 is approximately 90,000 more units than back in 2007, while inventories have increased only 20,000 units, which is an indicator that inventories are relatively balanced.

7
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
We are currently assuming retail in 2020 to be flat to down 5% given the uncertainty in the back half of the year. Current RVIA forecast is for 387,000 units which would be a 5% decline compared to 2019. Content per towable RV unit in the 12 months ended December 31, 2019 increased $169 to $3,618, while content per motorized unit decreased $127 to $2,364. Content per unit growth in towables have slightly improved due to the reversal of the de-contenting trend that Jason mentioned, while motorized content continues to be impacted by the shift in wholesale mix towards smaller Class C units.

As a reminder, our distribution agreement with Furrion ended on January 1, 2020. Given this transition for comparative purposes, excluding Furrion, content per towable RV for the full-year 2019 was $3,346 and content per motorhome was $2,287.

Sales to adjacent industry's OEM grew 7% to $660 million in 2019 while international sales increased 40% to $146 million and aftermarket sales increased its total sales by 20% to $280 million compared to the prior year. Acquired revenues were approximately $93 million for the full-year 2019.

Non-cash depreciation and amortization increased by over $7.8 million for 2019 while non-cash stock-based compensation expense increased just over $2 million for the full-year. We are anticipating depreciation and amortization to increase to $105 million to $110 million in 2020, primarily due to the increases in acquisition-related intangible amortization. Our effective tax rate for the full-year was 23%, remaining relatively flat year-over-year. Full-year 2019 diluted earnings per share increased slightly to $5.84 per share compared to $5.83 per share in 2018 and included $4.6 million or $0.19 per diluted share of transaction-related costs.

During 2019, we generated $270 million of cash from operating activities while using $448 million for business acquisitions, $58 million for capital expenditures and returning $64 million to our shareholders in the form of dividends over the year.

Capital expenditures for 2019 included normal replacement CapEx along with $21 million in automation investments and over $24 million in growth initiatives as part of the operational improvements we have discussed. We ended the year with a net debt position of $599 million at December 31, 2019, roughly 1.85 times pro forma EBITDA adjusted to include LTM EBITDA of acquired businesses.

We remain focused on maintaining a healthy balance sheet and continue to target long-term leverage of 1 to 1.5 times net debt-to-EBITDA with this debt paydown to be further supported by strong cash flow generation from our recently completed acquisitions. We expect capital expenditures between $65 million and $75 million in 2020 as we focus further on smaller scale continuous improvement and automation projects that support growth with a quick payback. As we continue to integrate our latest acquisitions, we are confident that we are well-positioned for strategic growth heading into 2020.

That is the end of our prepared remarks. Operator, we're ready to take questions. Thank you.

8
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Your first question comes from the line of Kathryn Thompson from Thompson Research. Your line is open.

...

Brian Biros

Analyst, Thompson Research Group LLC

Hey. Good morning. It's actually Brian Biros on for Kathryn. Thank you for taking my questions. I wanted to start with the operating margins for the quarter. I think we're up 120 basis points. And I know you called out efficiencies as well as lower material cost decreases. And I just wonder if you could break that out between the two, if it's 50/50 or more efficiencies than material costs and how you're thinking about material cost for 2020?

...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

Hey, Brian. This is Brian. The, I'd say, materials performed pretty consistent with what we expected going into the quarter, so we had expected about 20- to 40-basis point improvement in materials as we've kind of come to the end of a lot of those savings, balanced out by some of the price reductions that we've given through our indexing programs. So the materials portion isn't very significant. We do think we have a little bit here in the first couple quarters, maybe something within that similar range, but on the lower side of that. So, we haven't seen a whole lot of movement here as of late. So then the balance would be a lot of the efficiency initiatives throughout the year that we were able to capitalize on.

...

Brian Biros

Analyst, Thompson Research Group LLC

Got it. And then, just a quick follow-up for – you might have touched on it earlier, I jumped on the call late, sorry if this was already discussed. But the January up 20%, is that something you could break up by organic versus the acquired revenue and if there's any kind of differences across your organic segments?

9
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

Yeah, I mean, obviously, acquisitions are pretty significant. I'd say that's somewhere, what, $16 million, $17 million worth of acquired revenues, so the balance is all organic. Certainly, Jason alluded to the RV industry has performed pretty well in January. We're expecting that to continue into February. As a reminder, January was significantly down last year due to shutdowns, but then some significant weather. So, wholesale looks good there, but, yeah, are organic.

The other thing to remember that we'll have to keep talking about throughout the year is the Furrion revenues that we lost starting January 1, so that ended the year at roughly $137 million, I believe, of sales or $135 million to $140 million, somewhere in that range. That went away. So, about 10% organic once you would consider that as well as the acquired revenues.

...

Brian Biros

Analyst, Thompson Research Group LLC

Got it. Appreciate the color. Thank you.

...

Operator: Your next question comes from the line of Daniel Moore from CJS Securities. Your line is open.

...

Daniel J. Moore

Analyst, CJS Securities, Inc.

Jason, Brian, good morning.

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

10
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Good morning.

...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

Hey, Dan.

...

Daniel J. Moore

Analyst, CJS Securities, Inc.

Wanted to jump over to RV. You touched on the strength you're seeing in January and February. If retail does indeed end up flat to down 5% as you, I think, I heard alluded to in the prepared remarks, given where we are in terms of inventories, what would be your expectation for wholesale for 2020?

...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

Hey, Dan. This is Brian. I would say, right now, I mean, obviously, you're dealing with a lot of ranges, so if retail ends up being flat, that will be one thing versus down 5%, that would be a different story. So I would say, to balance it out, I would expect wholesale to be somewhere between 400,000 and 410,000 units. That's pretty flat compared to this year, but that's compared to the RVIA forecast right now that's still at 387,000 units. Retail ended up around 450,000 units. There's probably some dealers taking a little bit of inventory out. But I think, for the most part, much of that's behind us and you should start to see balance out the wholesale versus retail.

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

11
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
And Dan, I'd say, one of the most significant parts of this report here this morning is that a lot of the retail and wholesale estimates made were made kind of tail-end of last year, and things were slowing down pretty good. But I think the most significant part of this report, like I was going to just say is the information we're getting back from our OEM customers on the RV side is pretty positive right now.

I mean, obviously, you've heard a little bit over the last 30 days about show reports and a lot of the foot traffic stuff. I hear anywhere from 30% to 60% on average. A lot of the OEMs are reporting retail show sales upwards of double what they did last year. And then just talking to some of our OEM partners, our large ones over the last couple of weeks, the most pertinent color is that their rates are up and it feels like, in some cases, some of our bigger customers were up double-digits in January.

And we look at kind of real-time wholesale and the amount of chassis that we sell. I mean we supply large portion of the chassis to the industry which is kind of one-to-one. So when we sell a chassis that's pretty much a unit going into wholesale. So it looks like high-single digits going into February for maybe double-digits in January. So those are obviously positive trends that we hadn’t anticipated back when we made reports in end of Q3, beginning of Q4.

...

Daniel J. Moore

Analyst, CJS Securities, Inc.

Super helpful. And translating that in terms of margins at least in the near-term, are you comfortable with the capacity that you have to be able to address that? Should we see kind of a nice normal incremental flow-through or are you having to add back any types of overtime or any offsets kind of in the near-term to that uptick?

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

I'd tell you that we're sitting pretty good. I mean anytime we come off a year where there has been like 16% decrease in our core market. I mean as you know from the past, when these types of things happen we react pretty fast, we pared the business down and we're set up pretty good going into this year assuming it was going to be flat to maybe down a little bit. And now that it looks like it's going to be up at least for Q1 that obviously bodes well for our margin situation. It's a lot easier to hold pat when you've pared back versus you're in a constant growth mode and not knowing how much to add and when it's going to stop. So I think we're in a really good position right now.

...

Daniel J. Moore

12
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Analyst, CJS Securities, Inc.

That's helpful, I just wanted to double-check, that’s helpful. I'll sneak one more in, sticking with the margin theme, you finished the year really strong close to 23% on a gross margins basis. Laundry list of moving parts between input costs as you alluded to, Brian; tariffs, steel price volatility, and a little bit of a mix shift with CURT. Just how should we think about directionally, at least gross margin picture for 2020 as we sit here today? Thank you.

...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

Okay. Yeah. I think that there's a couple of things to look at: One would be I think our core business, as Jason was talking; we're in a pretty good position there to capitalize so we could see some margin expansion there. But I do think given the acquisitions and the integration efforts that we have ongoing that some of that's likely to offset from a pure margin perspective. So I think for the full-year, the back half was always a little bit more gray, but for the -I think that flattish margins for the full-year is probably a reasonable expectation at this point given a lot of those acquisition integration efforts that we have ongoing here in the first half of the year.

The other thing I think to note is things that aren't finalized yet, like the inventory value for our CURT acquisition. They have roughly $70 million worth of inventory. There will be some step-up there that we'll see flow through our P&L as a negative during Q1 which we'll, I think, certainly quantify that and call it out when we report Q1.

The other thing is the seasonality of their business. Their business is seasonal, very similar to ours. But January, Februrary, and then November and December are their slowest months of the year. So that starts to ramp up during the - with the peak during the summer months.

...

Daniel J. Moore

Analyst, CJS Securities, Inc.

Very good. Appreciate the color. I'll jump back with any follow-ups.

...

Operator: Your next question comes from the line of Scott Stember from C.L. King. Your line is open.

...

13
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Scott L. Stember

Analyst, C.L. King & Associates, Inc.

Good morning, guys. Thanks for taking my questions.

...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

Hey, Scott.

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

Hey, Scott.

...

Scott L. Stember

Analyst, C.L. King & Associates, Inc.

Jason, you've talked, I guess, on the call when you guys announced CURT, you talked about some of their abilities to, I guess, cross-pollinate notably with your – the core aftermarket business because of, I guess, distribution limitations. Can you talk about and expand on how CURT is going to help that and whether you've started to do that already?

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

Yeah. So, well, it's early. We're a month in and just sitting down and having a lot of the integration and synergy meetings right now, but I break the synergies down into a few buckets and what we plan on doing next quarter is giving you a little bit more color because we'll have gone through pretty

14
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
thoroughly to see what's real and what looks like it might be out a little bit farther, what's attainable now and what's attainable in the next 12 months. So we plan on giving you more color next quarter's call because we're just sitting down. But the major buckets are purchasing. There's certainly some purchasing synergy.

When you look at CURT's core business, it's welding, painting and steel fabricating and obviously that's a huge part of our business when you look at the chassis and fab parts business.

You look at the top line synergies with RV aftermarket as you've heard us say, RV aftermarket is one of the big opportunities or playgrounds CURT isn't really playing in right now and we're going to help them get there. They've got a really talented team, a huge product line and a lot of great new innovative products that we're in the process of plugging into our dealer and wholesale distributor networks.

And then, just the – if you look at the fab welding and painting businesses, there's some synergies there between how do we run those, can some of their leadership handle some of our fab stuff or vice versa, and whether there are synergies on materials there, whether there are synergies on process, raw materials, all that kind of stuff, there's opportunity.

And then, finally, the distribution will be the other bucket. And one thing that we plan on using CURT for is to utilize their distributional network so that we can get our aftermarket products to RV a lot quicker than we are today. As you know today, we've got one single distribution point in Indiana. And we're servicing the RV aftermarket really well from there but we can cut a lot of time out to Western Canada, the West Coast of the US, the Southeast, the South if we utilize some of their distribution and we plan on doing that. So the distribution might take 12 months plus because they're at capacity in most of their warehouses and we have to look at, okay, well, how are we going to make changes there. But certainly we're going to make some good progress there. And getting products to the customers quickly is one of biggest things we can do in the aftermarket business and they're going to help us get there with the distribution network. So those will be the four buckets, if that helps at all and then we'll give you more color next quarter.

...

Scott L. Stember

Analyst, C.L. King & Associates, Inc.

Got it. And going back to Furrion Brian, you guys have mentioned the amount of sales. I think you said $135 million to $140 million which goes away in 2020, and you've talked previously about the low-margin contribution. Can you maybe just give a little more granularity as we build out our model to talk about what the effect will be from losing those Furrion revenues?

...

Brian Michael Hall

15
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Chief Financial Officer, LCI Industries, Inc.

Yeah. I mean, we will, within our investor presentation, certainly call out each of the content per unit. We've been showing it graphically but I think we had made a note to add the actual dollar amount so that you can work that into your modeling. So that will be done on this investor presentation that goes out. We already spoke to the content per unit for the full-year 2019.

From a margin perspective, I think that we've talked about that that was a low-margin product for us, so it will have some positive impact for us. And then, from a cash perspective, we talked about that as well that there's $60 million to $70 million worth of inventory that will be paid for here in the first couple quarters of the year.

...

Scott L. Stember

Analyst, C.L. King & Associates, Inc.

Got it. And, Jason, just the last question, just a follow-up. You talked about some of your bigger customer sales rates being up high-singles heading – in January heading up to low-doubles in February, were we talking retail or were we talking wholesale?

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

We're talking wholesale and we had that flipped around high – low-doubles in January heading – it looks like high-singles in February. It's early yet but we have most of the production schedules out at least a month.

...

Scott L. Stember

Analyst, C.L. King & Associates, Inc.

Got it.

...

Jason Douglas Lippert

16
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Chief Executive Officer & Director, LCI Industries, Inc.

So, yeah, I mean, I think – like I said, that's the most positive part of the report, I think is that we had at the end of the year, really wondering maybe how far down we're going to be wholesale compared to last year. I don't think anybody has really struggled with the retail numbers being flat because it's our third best retail year at 450,000 units, so everybody would jump up and down if that stayed flat. But I think with wholesale, we're seeing the numbers jump early in the year which has been a really good sign and we're ramping up to try to meet expectations of the customers right now. And it's not just one customer. I mean all of our customers are pretty positive right now.

...

Scott L. Stember

Analyst, C.L. King & Associates, Inc.

Got it. That's all I have. Thanks.

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

Thanks.

...

Operator: Your next question comes from the line of Bret Jordan from Jefferies. Your line is open.

...

Bret Jordan

Analyst, Jefferies LLC

Hey. Good morning, guys.

...

Jason Douglas Lippert

17
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Chief Executive Officer & Director, LCI Industries, Inc.

Good morning.

...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

Hey, Bret.

...

Bret Jordan

Analyst, Jefferies LLC

A question on the aftermarket. I guess if you took a look at it as a category rather than including the M&A, what do you think the growth rate is in the aftermarket business? And when you think about some of your technologies and remote control systems, can those be retrofitted and sort of sold into the existing RV base where you can maybe grow that aftermarket business faster?

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

So, I'd tell you the aftermarket businesses encompasses a lot more products than what our standard OEM business does. I mean we're working with other companies right now that have no aftermarket presence because we have such a significant one and bundling some of their products into our packages right now. The aftermarket customers typically already have enough suppliers or they'd like to pare it down and we're a good choice for that.

On the OneControl systems in particular, we're adding functionality to those systems to be able to bolt-on some aftermarket products in the aftermarket later this year. So those are getting ready to launch. But, as it stands today, the systems can't be upgraded in the aftermarket without a whole lot of service work. So we are getting ready. And especially considering that we're, like I said in my prepared comments, at 100,000-plus units run rate right now, those are where a lot of the aftermarket bolt-ons will go into now that we've got that mass on the OEM side of things, whereas two years ago, we might have had 15,000 or so units run rate. The math today is more meaningful, and we can start bolting-on to those systems versus trying to figure out how to do it, putting those systems in the market.

...

18
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

For 2019, organically in the aftermarket, we grew just a little over 10%. So that's been relatively consistent. And I would tell you, CURT, which is essentially doubled our aftermarket business is pretty close to that expectation as well.

...

Bret Jordan

Analyst, Jefferies LLC

Okay. And then a question on marine. I think you talked about the brief softness in the pontoon category. When you look at, and I guess we haven't had as much marine show data or boat show data in yet, but what's your outlook on marine growth for 2020 as an industry?

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

So, industry-wise, I think that it's looking maybe flattish. Again, I think we've got to wait through the next couple of months to see how the shows go and see what the activity is. But, from an LCI side, I think what we're most excited about is one of our newest products is an electric bimini. So, if you look at all the pontoon boats in the market, 98% of them are manual bimini. So you have to manually take down your canopy or your bimini on the pontoon.

The technology we bought last year that we're already in full swing production on as of December is an electric bimini. It's just a pushbutton. So it's like pushing the car window button on your car versus rolling it up and down. It's close to $800 to $1,000 content piece per boat on 50,000-plus boats, and we've had exceptional reception to that from the OEMs. So, as we feel we'll populate that fast, I think last year, we might have sold – the business might have sold 2,500 biminis; this year, we're on track to do close to 15,000. So there's significant opportunity for LCI even if the market stays flat.

...

Bret Jordan

19
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Analyst, Jefferies LLC

Okay. Great. Thank you.

...

Operator: Your next question comes from the line of Brandon Rolle from Northcoast Research. Your line is open.

...

Brandon Rolle

Analyst, Northcoast Research Partners LLC

Good morning. Could you talk about the aftermarket segment operating profit and kind of the puts-and-takes there behind the margin contraction?

...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

Hey, Brandon. It's Brian. A lot of it just comes with the significant growth. We've had a lot of changes there. We've had pieces that we moved around during the year, added new products to the fold, new leadership, brought in CURT late in the year. So I think really just a lot of changes driving the margin down.

At the same time, mix always comes into play there. And certainly, every time our mix shifts to the wholesale distributors as opposed to going direct to the dealers, et cetera, that can certainly have a significant impact on our margins as well. So, it's traditionally stayed within a relatively tight range, north of 10%, bounces up a couple of points here and there just depending on those factors. But I do look at it long-term. We're making a lot of investments there; have great opportunities with CURT to expand our footprint using their distributions footprint like Jason mentioned. So, lots of opportunities and lots of investments that come with that.

...

Brandon Rolle

Analyst, Northcoast Research Partners LLC

20
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Okay. Great. And also, within the RV industry, are you seeing broad-based strength among multiple categories like both towables and motorhomes or is it more skewed towards one side?

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

I think it's more skewed towards towables. I mean, motorhomes – and it's a small number, motorhomes is anyway. But mostly the excitement around the increase in rates have been around the towable products, which is where most of our volume is.

...

Brandon Rolle

Analyst, Northcoast Research Partners LLC

Great. Thank you.

...

Operator: [Operator Instructions] Your next question comes from the line of Alice Wycklendt from Baird. Your line is open.

...

Alice Linn Wycklendt

Analyst, Robert W. Baird & Co., Inc.

Yeah. Good morning, gentlemen. Just wanted to dig in a little bit more on content per unit, you mentioned the reversal of the de-contenting trend. Maybe between that Furrion and pricing and I know there are key factors worth mentioning, where do you expect content per unit to trend this year?

...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

21
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Hey, Alice. This is Brian. By 3% to 5%. I certainly think that that's reasonable. We grew about 5% for the year; Furrion, we continued to grow that product during the year, so it actually contributed to the growth including the back half of the year. So I think absent Furrion, we were roughly 3.6% growth on towables. So, in that range of 3% to 5% and we had a great showing at the Open House last September. We've talked a couple of different times about successes with OneControl and electric leveling and stabilizer systems. So, those are certainly all things that are contributing to what I would say, is us coming back to our normal content per unit growth on the towable side.

Motorhomes is a little different story. There's certainly been a more dramatic shift to Class C's and even smaller Class C's. And I think even Thor has talked a lot about Class B's as well. So I think some of those smaller product categories which just don't have a lot of content opportunities for us, are certainly impacting that year-over-year content number. But obviously that's a small piece of what we do and really towables is the core focus.

...

Alice Linn Wycklendt

Analyst, Robert W. Baird & Co., Inc.

Yeah. And just to clarify that 3% to 5%, is that growing off of a core content per unit number kind of the ex-Furrion?

...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

Yes.

...

Alice Linn Wycklendt

Analyst, Robert W. Baird & Co., Inc.

Okay. Great. That's all for me. Thanks.

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

Thanks.

22
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
...

Operator: Your next question comes from the line of Steve O'Hara from Sidoti & Co. Your line is open.

...

Steve M. O'Hara

Analyst, Sidoti & Co. LLC

Hi. Thanks for taking the question.

...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

Hey, Steve.

...

Steve M. O'Hara

Analyst, Sidoti & Co. LLC

Hi. Just quickly on the quarter and the margins within aftermarket were there, one time – did you say what the transaction costs were in the quarter that you think are one-time or may continue kind of at a higher rate than maybe a normal amortization into 1Q and what impact that had on the quarter?

...

Brian Michael Hall

Chief Financial Officer, LCI Industries, Inc.

Yeah. I mean a couple of different things there, one transaction-related costs obviously having an impact on margins I think that that was almost I want to say from an EPS line; I can't remember the EPS perspective, so it's $2 million to $3 million during the fourth quarter and almost $5 million for the full-year. Some of that falling within the operating margins for aftermarket, so that's certainly impacting it as well and so I called that number out in my speech.

23
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
As it relates to amortization, there will be a significant increase in amortization. We guided to $105 million to $110 million of depreciation and amortization for the year. Much of that is intangible amortization related to the CURT transaction as well as Poly and Lewmar. I mean all three of those were pretty sizable transactions for us. So that's certainly impacting our numbers and I think those are pretty good estimates at this point.

...

Steve M. O'Hara

Analyst, Sidoti & Co. LLC

Okay. And then looking at the commentary around January and February, when you're talking about double-digits and single-digits. I remember there being some issues last year in January I think with shipments, are you talking about your activity or just – are you comparing it to kind of RVIA wholesale deliveries?

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

We're just comparing it to our activity last year so there was a little bit of weather last year, actually the last few years so – and that's one of the things that's, I think, playing into the healthy retail activity we've seen at the shows. So, weather has been pretty decent in the Midwest for the most part. But when you look at our – when we see double-digits in January on wholesale, we're strictly looking at our shipments and our customer shipments compared to what they did last year before RVIA actually reports, so.

...

Steve M. O'Hara

Analyst, Sidoti & Co. LLC

Okay. Okay.

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

It's a pretty real comparison.

24
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
...

Steve M. O'Hara

Analyst, Sidoti & Co. LLC

Okay. And, I mean, I think for the most part that first month's comp seems to be a pretty good proxy for the quarter. Would that not be the case this quarter? I mean I know you talked about February being down or – I'm sorry, not down but up less.

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

Yes.

...

Steve M. O'Hara

Analyst, Sidoti & Co. LLC

So how do you think about the full quarter versus maybe January and February?

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

Well, I mean, you got to take it month to month. So, if we're up low-double digits in January, starting off high-single digits in February, we don't see that changing by March, but anything is possible. I mean we could turn up in the second week of March and orders get cut back or they could grow, so – but January is in the bag and February is pretty much in the bag so you can kind of make your deduction from there.

...

Steve M. O'Hara

Analyst, Sidoti & Co. LLC

25
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Okay. And then, just one last one, I don't think it was asked yet but anything from China that could be an issue in terms of supply chain or anything with some of the longer shutdowns related to coronavirus and things like that?

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

Yeah. I'd give you a couple of thoughts here: First, we haven't had – experienced any disruptions so far. We're fairly well set with supply up through the 10th when everybody was supposed to come back to work, and we're getting kind of bits and pieces of reports on – obviously it's going to be – everybody it's going to be slow coming back to work there and we'll have more color probably next quarter. Because everything we've got in the pipeline, we ordered a bunch before Chinese New Year. If there is any disruption, it's likely not going to be till a quarter away because we've got inventory today for the next few months. So...

...

Steve M. O'Hara

Analyst, Sidoti & Co. LLC

Okay.

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc..

...we'll just keep you posted there. Just – but if they continue to come back to work and the factories get back to where they were before as they've let everybody come back to work, it will bode well. We haven't seen any disruption yet.

...

Steve M. O'Hara

Analyst, Sidoti & Co. LLC

Okay. Thank you very much.

26
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

Yes.

...

Operator: There are no further questions at this time. I'll turn the call over to Jason for closing remarks.

...

Jason Douglas Lippert

Chief Executive Officer & Director, LCI Industries, Inc.

Well, we appreciate everybody for joining us on the call today. We look forward to talking to you next quarter.

Thanks a lot. Take care.

...

Operator: This concludes today's conference call. You may now disconnect.

27
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020
Editor

Company disclaimer

Forward-Looking Statements

The audio events contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters. Statements in this audio events that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to the Company's future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, and financial condition, and addressable market, whenever they occur in this audio events are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this audio events, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this audio events are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

28
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC

LCI Industries, Inc. (LCII)	Corrected Transcript
Q4 2019 Earnings Call	11-Feb-2020

Disclaimer

The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error -free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this i nformation do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICEN SORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON -INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR RE VENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED H EREIN OR ANY OTHER SUBJECT MATTER HEREOF.

The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2020 CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.

29
1-877-FACTSET www.callstreet.com	Copyright © 2001-2020 FactSet CallStreet, LLC